UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2025

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	93-4225266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 24, 2025, Amneal Pharmaceuticals, Inc. (the “Company”) announced that its subsidiary, Amneal Pharmaceuticals LLC (the “Issuer”), has priced its offering of $600 million aggregate principal amount of 6.875% senior secured notes due 2032 (the “notes”) in a private offering. In conjunction with the $300 million increase in the term loan facility described below, the aggregate principal amount of the notes was downsized from the previously announced offering of $750 million. The notes will be sold to investors at a price of 100.000% of the principal amount thereof.

Concurrently with the offering of the notes, the Issuer expects to borrow $2.1 billion aggregate principal amount of new seven-year term B loans (the “new term B loans”) under a new term loan facility (the “Term Loan Facility”), and intends to use the net proceeds of the new term B loans and the notes to refinance its existing term B loans in full, to repay outstanding amounts borrowed under its ABL facility in full and to pay related fees, premiums and expenses. The aggregate principal amount to be borrowed under the new term B loans was upsized from the previously announced $1.8 billion. The offering of the notes is not conditioned on entry into the Term Loan Facility and is expected to close on August 1, 2025, subject to customary closing conditions.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act. The notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2025	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Anastasios Konidaris
		Name:	Anastasios Konidaris
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)